UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 6, 2007

Digital River, Inc.
(Exact name of registrant as specified in charter)

Delaware	000-24643	41-1901640
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9625 West 76th Street, Eden Prairie, MN	55344
(Address of principal executive offices)	(Zip Code)
(952) 253-1234
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
Item 8.01 Other Events.
     As previously disclosed on a Form 8-K filed on February 6, 2007, on February 6, 2007, Digital River, Inc. (the “Company”) announced that the Special Committee of its Board of Directors had reported its findings after an internal review into the Company’s stock option practices. The purpose of this Form 8-K/A is solely to add a reference to Item 4.02 of Form 8-K, which was inadvertently omitted from the initial filing. As noted in the press release attached to the initial Form 8-K, the Company concluded, and the Audit Committee of the Company’s Board of Directors approved this conclusion on February 6, 2007, that the financial information contained in the Company’s financial statements for the years ended December 31, 2005 and prior should no longer be relied upon. The Company’s management and the Audit Committee have discussed the matters disclosed in this filing and the attached press release with Ernst & Young, LLP, the Company’s independent registered public accounting firm.
     A copy of the press release issued by the Company in connection with the Special Committee’s report is attached as Exhibit 99.1 to the initial Form 8-K filed on February 6, 2007 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.

Exhibit
Number	Description
99.1	Text of Press Release issued by Digital River, Inc. dated February 6, 2007 (incorporated by reference from Exhibit 99.1 to Current Report on Form 8-K filed on February 6, 2007).

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Digital River, Inc.
Date: February 7, 2007	By:	/s/ Thomas M. Donnelly
Thomas M. Donnelly
Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Text of Press Release issued by Digital River, Inc. dated February 6, 2007 (incorporated by reference from Exhibit 99.1 to Current Report on Form 8-K filed on February 6, 2007).